(10.75)         Guaranty and Suretyship Agreement between Orlando E.
                Panfile and Aero Services International, Inc. dated
                May 10, 1996.

                                   GUARANTY AND SURETYSHIP AGREEMENT

        THIS GUARANTY AND SURETYSHIP AGREEMENT (this "Guaranty") is made and entered into as of the 10th day of May, 1996, by and between ORLANDO E. PANFILE ("Panfile") and AERO SERVICES
INTERNATIONAL, INC., a Louisiana corporation ("Aero").

        WHEREAS, as of even date herewith, Panfile, Aero, and Jason IV Aviation, Inc., a Louisiana corporation controlled by Panfile ("Jason IV"), have entered into that certain Transfer Agreement (the "Asset Purchase Agreement"), pursuant to which Aero has agreed to sell, transfer and assign certain rights and assets, as more particularly described in the Asset Purchase Agreement, to Jason IV; and

        WHEREAS, as of even date herewith, in accordance with the Asset Purchase Agreement, Jason IV has executed and delivered to Aero (i) that certain promissory note in the original principal amount of One Hundred Thousand Dollars ($100,000) (the "A Note") and (ii) that certain promissory note in the original principal amount of Five Hundred Thousand Dollars ($500,000) (the "B
Note"); and

        WHEREAS, the A Note and the B Note, each of which is more particularly described in the Asset Purchase Agreement, may, hereinafter, be referred to, collectively as the "Notes"; and

        WHEREAS, the execution, delivery and performance under the Asset Purchase Agreement will be to the economic benefit of Panfile; and

        WHEREAS, as a condition for entering into the Asset Purchase Agreement and accepting the Notes in accordance therewith, Aero has required that Panfile execute and deliver this Guaranty, pursuant to which Panfile guarantees and becomes surety for the full and prompt payment of all amounts due and payable or that may become due and payable by Jason IV to Aero under the Notes and/or the indemnification provisions set forth in Section 14.2 of the Asset Purchase Agreement; and

        WHEREAS, as a further condition for entering into the Asset Purchase Agreement and accepting the Notes in accordance therewith, and as security for the full and complete performance of his obligations under this Guaranty, Aero has required that Panfile execute and deliver that certain pledge agreement of even date herewith (the "Panfile Pledge Agreement"), pursuant to which Panfile pledges all of the issued and outstanding stock in Jason IV to Aero;

        NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and suffi-ciency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Recitals Incorporated. The parties hereto acknowledge and agree that the foregoing recitals constitute a material part of this Guaranty, and the same are expressly incorporated herein by this reference.

        2. Definitions. In addition to the terms defined elsewhere in this Guaranty, unless otherwise stated in this Guaranty, the following terms will have the meanings set forth below. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

        3. Material Inducement. Panfile acknowledges and agrees that Aero would not enter into the Asset Purchase Agreement or accept the Notes thereunder without the execution of this Guaranty Agreement by Panfile, and, further, that this Guaranty constitutes a material inducement to Aero in respect of the foregoing.

        4.      Guaranty and Suretyship.

                (a)  Panfile hereby agrees to absolutely,
unconditionally and irrevocably guaranty, and by these presents does hereby absolutely, unconditionally and irrevocably guarantee and become surety for (i) the full, prompt and punctual payment (and not merely the collectibility) of the Notes, and all amounts to come due under the Notes (and any note or other instrument given in renewal, extension, modification, increase or substitution of or for the Notes, or either of them), whether at stated maturity, by extension, acceleration, or otherwise, all according to the terms of the Notes and the Asset Purchase Agreement, and (ii) the full, prompt and punctual payment of Jason IV's obligations under the indemnification provisions set forth in Section 14.2 of the Asset Purchase Agreement, which guaranty and suretyship, subject only to the provisions of Section 7 hereof, is unlimited in amount, scope and recourse.

                (b) This Guaranty shall be fully enforceable, notwithstanding any right or power of Jason IV or anyone else, to assert any claim or defense as to the validity or enforceability of the Notes and/or the Asset Purchase Agreement, or with respect to any amounts due, thereunder, and no such claim or defense shall impair or affect the obligations of Panfile hereunder. All sums payable by Panfile hereunder, whether of principal, interest, fees, penalties, expenses or other charges, shall be paid in full, without set off or counterclaim or any deduction or withholding whatsoever.

                (c) This Guaranty shall survive, and Panfile's obligations and liabilities hereunder shall remain unaffected by, (i) the dissolution of Jason IV, whether voluntary or involuntary, and/or (ii) any changes in ownership of Jason IV.

        5. Continuing Guaranty and Suretyship. THIS IS A CONTINUING GUARANTY AND SURETYSHIP UNDER WHICH PANFILE GUARANTEES PAYMENT (AND NOT MERELY THE COLLECTIBILITY) OF JASON IV'S PRESENT AND FUTURE OBLIGATIONS AND INDEBTEDNESS UNDER THE NOTES AND THE INDEMNIFICATION PROVISIONS SET FORTH IN SECTION 14.2 OF THE ASSET PURCHASE AGREEMENT IN FAVOR OF AERO ON A CONTINUING BASIS. Panfile's obligations and liability under this Guaranty shall be open and continuous in effect. Panfile intends to, and does hereby guarantee, at all times the prompt and punctual payment (and not merely the collectibility), performance and satisfaction of the Notes and the Asset Purchase
Agreement (including the payment of all amounts to come due thereunder) in favor of Aero. Notwithstanding any provisions to the contrary contained in this Guaranty or elsewhere, this Guaranty shall be of no further force or effect when all amounts due under, or on account of, the Notes and the Asset Purchase
Agreement, have been fully paid.

        6. Direct Guaranty and Suretyship. The liability of Panfile under this Guaranty, shall be primary, direct and immediate and not conditional or contingent on pursuit by Aero of any remedies it may have against Jason IV, its successors or assigns, with respect to the Notes and/or the Asset Purchase Agreement, whether pursuant to the terms thereof or by law. Without limiting the generality of the foregoing, Aero shall not be required to make any demand on Jason IV, or otherwise pursue or exhaust its remedies against Jason IV, before, simultaneously with, or after enforcing its rights and remedies hereunder against Panfile. Any one or more successive and/or concurrent actions may be brought hereon against Panfile either in the same action, if any, brought against Jason IV, or in a separate action, as often as Aero may deem advisable.

        7. Effect of Pledge Agreement. Until such time as Aero shall have (i) a perfected first priority security interest in the Pledged Shares (as defined in the Asset Purchase Agreement), or (ii) a perfected security interest in the Pledged Shares subordinate only to the interest of either the Senior Lender (as defined in the Asset Purchase Agreement), or Gulf Coast Bank (as defined in the Asset Purchase Agreement), this Guaranty, Panfile's obligations hereunder, and Aero's recourse and remedies hereunder and with respect hereto, shall be unlimited in scope and effect. At such time as Aero shall have (i) a perfected first priority security interest in the Pledged
Shares, or (ii) a perfected security interest in the Pledged
Shares subordinate only to the interest of either the Senior
Lender or Gulf Coast Bank, Aero's remedies and recourse hereunder shall be limited to Aero's recourse and remedies under the Panfile Pledge Agreement. The foregoing provisions of this
Section 7 notwithstanding, the limitations set forth in this
Section 7 are not intended to limit, reduce, qualify, diminish or otherwise affect (and shall not be construed or deemed to limit, reduce, qualify, diminish or otherwise affect) Aero's rights, remedies or recourse against Purchaser and/or Panfile under the Asset Purchase Agreement, or any of the other documents or instruments executed by Purchaser and/or Panfile, as the case may be, in conjunction therewith.

        8. Default. Should, for any reason whatsoever, any non-payment, or other default or failure to perform by Jason IV under the Notes or the Asset Purchase Agreement occur or exist, Panfile shall immediately pay or perform, or cause to be paid or performed the each and all such obligations.

        9. Panfile's Waivers. Panfile hereby unconditionally and irrevocably waives each and all of the following:

                (a)     Notice of Aero's acceptance of this Guaranty;

                (b) Notice of the existence or creation of the Notes and the Asset Purchase Agreement;

                (c) Notice of default, nonpayment or partial payment under the Notes and/or the Asset Purchase
                        Agreement;

                (d) Presentment and demand for payment of the Notes, or with respect to any amounts due under Notes and/or the Asset Purchase Agreement, notice of dishonor, and all other notices whatsoever, including notice of nonpayment, notice of intention to accelerate, notice of acceleration, protest and notice of protest, notice of collection or institution of any suit or other action by Aero in collection of the Notes, or any amounts due under the Notes and/or the Asset Purchase Agreement, including any notice of default in payment of the Notes, or any amounts due under the Notes and/or the Asset Purchase Agreement, or other notice to, or demand for payment thereof;

                (e) Any right to require Aero to notify Panfile of any nonpayment relating to any collateral directly or indirectly securing the Notes, or any amounts due under the Notes and/or the indemnification provisions set forth in Section
                        14.2 of the Asset Purchase Agreement, or notice of any action or non-action on the part of Jason IV, Aero or any other person, or other amounts due under the Notes and/or the indemnification provisions set forth in Section 14.2 of the Asset Purchase Agreement, or notice of the creation of any new or additional amounts thereto subject to this Guaranty;

                (f) Any rights to demand or require collateral security from Jason IV or any other person as provided under applicable law or otherwise;

                (g) All diligence in collection or protection of or realization on the Notes, or with respect to any amounts due under the Notes and/or the Asset Purchase Agreement, or any collateral or enforcing any remedy available to Aero;

                (h) Any present or future "one action" or "antideficiency" law or any other law which may prevent Aero from bringing any action, including a claim for deficiency against Panfile, before or after Aero's commencement or completion of any foreclosure action or any action in lieu of foreclosure;

                (i) Any right of Panfile to discharge on Panfile's giving notice to Aero to proceed against Jason IV for collection on the failure of Jason IV to make any required payment, and the failure or refusal of Aero to thereupon commence an action or foreclose on any collateral within any specified time period or at any time;

                (j) Any disability or other defense of Jason IV or any other person;

                (k) All procedural errors and defects in any proceeding instituted or maintained by Aero in connection with the Notes and/or the Asset Purchase Agreement;

                (l) Any and all present and future moratorium laws and any and all present and future laws which
                        (i) exempt all or any part of the collateral pledged or assigned to Aero pursuant to any document executed in connection with the Notes or the Asset Purchase Agreement, or other amounts due under the Notes and/or the Asset Purchase Agreement, from attachment, levy, foreclosure or sale under execution; or (ii) provide for any stay of execution, marshalling of assets, exemption from civil process, redemption, extension of time for payment, or valuation or appraisement of any part of the collateral referred to in the Notes, the Asset Purchase Agreement or the other documents or instruments referenced therein.

        Panfile warrants and agrees that each of the waivers set forth above is made with Panfile's full knowledge of its significance and consequences and that, under the circumstances, such waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.

        10. Panfile's Waiver of Certain Rights. Panfile hereby waives any claim, remedy or other right Panfile may now possess or hereafter acquire against Jason IV or any other person arising from, or in any way related to, the existence or perfor-mance under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification against Jason IV or any other person, or any right to participate in any collateral securing Jason IV's indebtedness or other obligations to Aero, regardless of whether such claim, remedy, or right arises in equity, under contract, statute, common law or otherwise.

        11. Panfile's Receipt of Payments. If Panfile should for any reason whatsoever receive any payments from Jason IV that Jason IV may owe to Panfile, Panfile agrees to accept such payments in trust for and on behalf of Aero, advising Jason IV of such fact. Panfile further unconditionally agrees to immediately deliver any such funds so received to Aero, with such funds being held by Panfile, over any interim period, in trust for Aero. In the event that Panfile should for any reason whatsoever receive any such funds from Jason IV, and Panfile should deposit such funds in one or more of Panfile's deposit accounts, no matter where located, Aero shall have the right to attach the amount of funds so received, in Panfile's deposit accounts in which such funds were deposited, whether or not such funds were commingled with other monies of Panfile, and whether or not such funds then remain on deposit in such an account or accounts.

        12. Rights of Modification. Panfile expressly agrees, consents to, and acknowledges that Aero may, at its sole option and in its sole and absolute discretion, at any time, and from time to time, without the consent of or notice to Panfile, or to any other party, and without incurring any responsibility to Panfile or to any other party, and without impairing or releasing any of Panfile's obligations or liabilities under this
Guaranty:

                (a) Waive compliance with, or any defaults under, or grant any indulgences with respect to, the Notes, the Asset Purchase Agreement or any documents or instruments executed in connection therewith;

                (b) Sell, exchange, release (with or without substitution), surrender, realize on, or otherwise deal with, in any reasonable manner and in any order, any collateral directly or indirectly securing payment of the Notes, or any amounts due under the Notes and/or the Asset Purchase Agreement;

                (c) Alter, renew, extend, accelerate, modify, amend or otherwise change the manner, place, time and/or other terms of payment or other terms of the Notes, the Asset Purchase Agreement, or any part thereof, including any increase or decrease in the rate or rates of interest under the Notes, or with respect to any amounts due under the Notes and/or the Asset Purchase Agreement;

                (d) Accept partial payments on account of the Notes, or any amounts due under the Notes and/or the Asset Purchase Agreement;

                (e) Settle or compromise with respect to the Notes, or any amounts due under the Notes and/or the Asset Purchase Agreement;

                (f) Demand, take or accept any other collateral security or guaranty for the Notes, or any amounts due under the Notes and/or the Asset Purchase Agreement from any party;

                (g) Enter into, deliver, modify, amend, or waive compliance with (or any defaults under), the Notes, or any instrument or arrangement evidencing, securing or otherwise affecting all or any part of the Notes, or any amounts due under the Notes and/or the Asset Purchase Agreement;

                (h) Agree that additional makers, endorsers, guarantors or sureties may become parties to the Notes;

                (i) Proceed directly against Panfile to collect all amounts due under this Guaranty without proceeding against or joining Jason IV or any other person or entity, or proceeding first, simultaneously or thereafter against any collateral or marshalling assets with respect thereto in collection of the Notes, or any amounts due under the Notes and/or the Asset Purchase Agreement;

                (j) Assign or otherwise transfer the Notes, or this Guaranty or any interest therein or herein; and/or

                (k) Deal in all respects with Jason IV as if this Guaranty were not in effect.

        13. No Impairment of Panfile's Obligations. No course of dealing between Aero and Jason IV, nor any failure or delay on the part of Aero to exercise any of Aero's rights and remedies under the Notes, the Asset Purchase Agreement or the Security Agreement, shall have the effect of impairing or releasing
Panfile's obligations and liabilities to Aero, or of waiving any of Aero's rights and remedies under this Suretyship Agreement or otherwise. Any partial exercise of any rights and remedies granted to Aero shall, furthermore, not constitute a waiver of any of Aero's other rights and remedies; it being Panfile's intent and agreement that Aero's rights and remedies shall be cumulative in nature. A waiver or forbearance on the part of Aero as to one event of default shall not constitute a waiver or forbearance as to any other default.

        14. No Release of Panfile. Panfile's obligations and liabilities under this Guaranty shall not be released, impaired, reduced, or otherwise affected by, and shall continue in full force and effect notwithstanding the occurrence of any event, including, without limitation, any one or more of the following events:

                (a) The death, insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution, or lack of authority of Jason IV (or any person acting on Jason IV's behalf), of Panfile, or of any other party, as the case may be;

                (b) Any payment by Jason IV or any other party, to Aero, that is held to constitute a preferential transfer or a fraudulent conveyance under any applicable law, or any such amounts or payment which, for any reason, Aero is required to refund or repay to Jason IV or to any other person;

                (c) Any sale, lease or transfer of all or any part of the assets of Jason IV;

                (d) The failure of Aero to properly obtain, perfect or preserve any security interest in, or lien on, any collateral securing the Notes;

                (e) The failure of Aero to exercise diligence, commercial reasonableness or reasonable care in the preservation, enforcement or sale of any collateral securing the Notes, or any amounts due under the Notes and/or the Asset Purchase Agreement;

                (f) Any other act or omission of Aero or Jason IV which would otherwise constitute or create a legal or equitable defense in favor of Panfile.

        The obligations of Panfile under this Guaranty shall be absolute and unconditional, irrespective of the genuineness, validity, regularity or enforceability of the Notes, or any security given therefor or in connection therewith or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

        15. Automatic Reinstatement. This Guaranty and Panfile's obligations and liabilities hereunder shall continue to be effective, and/or shall automatically and retroactively be reinstated, if a release or discharge has occurred, or if at any time, any payment or part thereof to Aero with respect to the Notes or the Asset Purchase Agreement is rescinded or must otherwise be restored by Aero pursuant to any insolvency, bankruptcy, reorganization, receivership, or any other debt relief granted to Jason IV. In the event that Aero must rescind or restore any payment received in total or partial satisfaction of the Notes, or with respect to any amounts due under the Notes and/or the Asset Purchase Agreement, any prior release or dis-charge from the terms of this Guaranty given to Panfile shall be without effect, and this Guaranty and Panfile's obligations and liabilities hereunder shall automatically and retroactively be renewed and/or reinstated and shall remain in full force and effect to the same degree and extent as if such a release or discharge had never been granted. It is the intention of Aero and Panfile that Panfile's obligations and liabilities hereunder shall not be discharged except by Panfile's full and complete performance and satisfaction of such obligations and liabilities, and then only to the extent of such performance.

        16. Representations and Warranties by Panfile. Panfile represents and warrants to Aero, with the understanding that Aero is relying thereon, that at the time of execution hereof, and during the effectiveness of this Guaranty, and until Panfile has received written notice of the cancellation of this Guaranty from Aero:

                (a) Panfile has a financial interest in Jason IV, and in Jason IV's purchase of the Purchased Assets (as defined in the Asset Purchase
                        Agreement);

                (b)     Panfile has examined the Asset Purchase
                        Agreement, the Notes and all other documents and instruments executed in connection, and approves the same;

                (c) Panfile has full power, authority and legal right to execute and deliver this Guaranty;

                (d) This Guaranty and Panfile's execution, delivery and performance hereunder are not in violation of any laws and will not result in a default under any contract, agreement, or instrument to which Panfile is a party, or by which Panfile or Panfile's property may be bound;

                (e) Panfile has agreed and consented to execute this Guaranty and to guarantee payment (and not merely the collectibility) of the Notes, at the request of Jason IV, and not at the request of
Aero;

                (f) All financial accommodations by Aero to Jason IV, including but not limited to the Notes, or any amounts due under the Notes and/or the Asset Purchase Agreement, will be to the financial interest and advantage of Panfile;

                (g) This Guaranty, when executed and delivered to Aero, will constitute a valid, legal and binding obligation of Panfile, enforceable in accordance with its terms;

                (h) Panfile has established adequate means of ob-taining information from Jason IV on a continu-ing basis regarding Jason IV's financial condition;

                (i) Aero has made no representations to Panfile as to the credit worthiness of Jason IV.

        17. Additional Obligations of Panfile. So long as this Guaranty remains in effect, and until such time as Aero shall have a first priority security interest in the Pledged Shares subordinate to the interest of no other party, or (i) a Senior Lender is in place, (ii) Purchaser's indebtedness to Gulf Coast Bank has been satisfied and retired, and (iii) pursuant to the Panfile Pledge Agreement, Aero shall have a security interest in the Pledged Shares second in priority only to the security interest therein of the Senior Lender (if such Senior Lender requires a pledge of the Pledged Shares), Panfile has not, and will not, without Aero's prior written consent, sell, lease, assign, pledge, hypothecate, encumber, transfer or otherwise dispose of all or substantially all of Panfile's assets, which consent shall not be unreasonably withheld. Panfile agrees to keep adequately informed of any facts, events or circumstances which might in any way affect Panfile's risks under this Guaranty.

        18. Additional Documents; Financial Statements. On the reasonable request of Aero, Panfile will, at any time, and from time to time, execute and deliver to Aero any and all such financial instruments and documents, and shall supply such additional information, as may be necessary or advisable in the opinion of Aero to obtain the full benefits of this Guaranty. Panfile further agrees to provide Aero with such financial statements and other related information, including, without limitation, personal financial statements and personal income tax returns, at such frequencies and in such detail as Aero may reasonably request.

        19. Assignment of the Notes. This Guaranty is for the benefit of Aero and for such other person or persons as may from time to time become or be the holder(s) of the Notes. This Guaranty shall be transferable and negotiable with the same force and effect and to the same extent as the Notes, it being understood, acknowledged and agreed to by Panfile that, on any transfer or assignment of the Notes, the holder thereof shall have all of the rights and remedies granted to Aero under this Guaranty. Panfile further agrees that on any transfer of the Notes, Aero may transfer and deliver any and all collateral securing repayment thereof (including, but not limited to, any collateral provided by Panfile) to the transferee, and such collateral shall secure the Notes and any amounts due under the Mortgage in favor of such a transferee. Panfile additionally agrees that, after any such transfer or assignment has taken place, Aero shall be fully discharged from any and all liability and responsibility to Jason IV and Panfile with respect to such collateral, and the transferee thereafter shall be vested with all the powers, rights and responsibilities with respect to such collateral.

        20. Notices. All notices, requests, demands, directions and other communications required or permitted under the provi-sions of this Pledge Agreement, or otherwise with respect hereto, shall be in writing and shall be: (i) mailed by first class registered or certified mail, return receipt requested, postage prepaid; or (ii) sent by next day business courier (such as Federal Express or the like); or (iii) personally delivered;
or (iv) transmitted by fax, telegram or telex (with a hard copy to follow within twenty-four (24) hours by first class registered or certified mail, return receipt requested, postage prepaid, or by next day business courier [such as Federal
Express or the like], or by personal delivery), as follows:

if to Aero, to:

        Aero Services International, Inc.
        660 Newton-Yardley Road
        Newton, Pennsylvania  18940
        Attention:  James Affleck
        Facsimile:  (215) 968-6010

with a copy to:

        Eckert Seamans Cherin & Mellott
        One South Market Square Building
        213 Market Street, P. O. Box 1248
        Harrisburg, PA  17108-1248
        Attention:  Christopher M. Cicconi, Esquire
        Facsimile:  (717) 237-6019

if to Panfile, to:

        Orlando E. Panfile
        96 Buckhaven Hill
        Upper Saddle River, New Jersey  07458
        Facsimile:

with a copy to:

        Simon, Peragine, Smith & Redfearn, L.L.P.
        30th Floor Energy Centre
        1100 Poydras Street
        New Orleans, Louisiana  70163-3000
        Attention:  Guy W. Smith, Esq.
        Facsimile:  (504) 569-2999

or to such other address(es) or to the attention of such other person(s) and officer(s) as the addressee of any such notice shall have previously furnished to the sender in writing. Each notice or communication which shall be transmitted in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, or received for all purposes at such time as it is sent to the addressee (with return receipt, delivery receipt [or with respect to a telex the answer back, or a fax the activity report] being deemed conclusive evidence of such mailing, transmission or delivery), or at such time as delivery is refused by the addressee on presentation.

        21. Additional Guaranty or Surety. In the event Panfile may, in the future, grant one or more additional guaranties of the Notes, or with respect to any amounts due under the Notes and/or the Asset Purchase Agreement, the execution of any additional guaranties on the part of Panfile will not be construed as a cancellation of this Guaranty; it being Panfile's full intent and agreement that this Guaranty shall remain in full force and effect and shall be cumulative in nature and effect.

        22. Waiver of Trial by Jury. Panfile hereby waives trial by jury in any action or proceeding to enforce this Guaranty.
It is agreed and understood that this wavier constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including claims against parties who are not parties to this Guaranty. This waiver is knowingly, willingly and voluntarily made by Panfile, and Panfile hereby acknowledges that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect.

        23. Confession of Judgment. IF ANY DEFAULT UNDER THE NOTES OR UNDER THE INDEMNIFICATION PROVISIONS SET FORTH IN
SECTION 14.2 OF THE ASSET PURCHASE AGREEMENT SHALL OCCUR, THEN PANFILE WILL KEEP AND OBSERVE THE SAME WITHIN THE TIME AND ON
THE TERMS THAT JASON IV AGREED TO KEEP AND PERFORM SUCH TERMS OR COVENANTS, AND ON PANFILE'S FAILURE TO SO KEEP AND PERFORM SUCH TERMS OR COVENANTS, IN ADDITION TO ALL OTHER REMEDIES PROVIDED HEREUNDER, UNDER THE NOTES, OR THE ASSET PURCHASE AGREEMENT, OR ANY OTHER DOCUMENTS EVIDENCING OR SECURING INDEBTEDNESS OF JASON IV TO AERO, OR, AT LAW OR EQUITY, AND WITHOUT PRIOR NOTICE, PANFILE AUTHORIZES AND EMPOWERS THE PROTHONOTARY, CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA, THE UNITED STATES OR ELSEWHERE TO APPEAR FOR AND CONFESS JUDGMENT AGAINST HIM IN FAVOR OF AERO, ITS SUCCESSORS OR ASSIGNS, FOR SUCH SUMS AS SHALL HAVE BECOME DUE UNDER THIS GUARANTY, TOGETHER WITH ATTORNEYS' COMMISSION OF FIVE PERCENT (5%) FOR COLLECTION, BUT IN ANY EVENT NOT LESS THAN FIVE
THOUSAND DOLLARS ($5,000.00), WITH OR WITHOUT DECLARATION FILED, WITH INTEREST AND COSTS OF SUIT, RELEASE OF ERROR, WITHOUT STAY OF EXECUTION ON WHICH REAL OR PERSONAL PROPERTY MAY BE SOLD WITHOUT DELAY AS PROVIDED BY LAW OF THE RULES OF CIVIL PROCEDURE GOVERNING THE ENFORCEMENT OF JUDGMENTS, AND PANFILE WAIVES THE RIGHT OF INQUISITION OF ANY REAL ESTATE THAT MAY BE LEVIED ON TO COLLECT THE AMOUNT DUE UNDER A JUDGMENT OBTAINED BY VIRTUE HEREOF, AND DOES HEREBY VOLUNTARILY CONDEMN THE SAME, AND AUTHORIZES THE PROTHONOTARY OR CLERK TO ENTER THE WRIT OF EXECUTION OF SAID VOLUNTARY CONDEMNATION, AND AGREES THAT SAID REAL ESTATE MAY BE SOLD ON A WRIT OF EXECUTION; AND ALSO WAIVES AND RELEASES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY, EXEMPTION OR HOMESTEAD LAWS OF ANY STATE, NOW IN FORCE OR
ENACTED IN THE FUTURE. IF A TRUE COPY OF THIS GUARANTY SHALL BE FILED IN ANY SUCH ACTION, VERIFIED BY AFFIDAVIT OF THE HOLDER OF THIS GUARANTY, OR SOMEONE ACTING ON THE HOLDER'S BEHALF, IT WILL NOT BE NECESSARY TO FILE THE ORIGINAL GUARANTY AS A WARRANT OF ATTORNEY, ANY RULE OF COURT TO THE CONTRARY NOTWITHSTANDING. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, BUT IT SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS AERO SHALL ELECT, UNTIL ALL SUMS PAYABLE BY PANFILE
HAVE BEEN PAID IN FULL.

        THE PRECEDING PARAGRAPH SETS FORTH A WARRANT OF AUTHORITY FOR AN ATTORNEY, PROTHONOTARY OR CLERK TO CONFESS JUDGMENT AGAINST PANFILE. IN GRANTING THIS WARRANT OF ATTORNEY TO
CONFESS JUDGMENT, PANFILE HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND, AFTER CONSULTATION WITH LEGAL COUNSEL OF HIS OWN CHOOSING, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS HE HAS
OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE STATE OF LOUISIANA, AND ALL OTHER APPLICABLE JURISDICTIONS.

        PANFILE UNDERSTANDS THE MEANING AND EFFECT OF THE WARRANT OF ATTORNEY TO CONFESS JUDGMENT CONTAINED IN THE FOREGOING PARAGRAPHS. SPECIFICALLY, PANFILE UNDERSTANDS, AMONG OTHER THINGS, THAT (i) PANFILE IS RELINQUISHING THE RIGHT TO HAVE NOTICE EXCEPT AS EXPRESSLY PROVIDED HEREIN, AN OPPORTUNITY TO BE HEARD, AND THE RIGHT TO HAVE THE BURDEN OF PROOF OF DEFAULT REST ON AERO PRIOR TO THE ENTRY OF JUDGMENT, (ii) THE ENTRY OF JUDGMENT MAY RESULT IN A LIEN ON PANFILE'S PROPERTY, (iii) PANFILE'S PROPERTY MAY BE TAKEN TO PAY THE PRINCIPAL AMOUNT, INTEREST, LATE CHARGES, COSTS AND ATTORNEYS' FEES AS PROVIDED ABOVE.

        TO THE EXTENT PERMITTED BY LAW, ACTING UNDER REPRESENTATION OF COUNSEL, PANFILE HEREBY IRREVOCABLY WAIVES ANY DUE PROCESS RIGHTS TO PREJUDGMENT NOTICE AND HEARING AND/OR POST-SEIZURE
RELIEF ARISING IN CONNECTION WITH, OR IN ANY WAY RELATED TO,
AERO'S RIGHT TO CONFESS JUDGMENT AGAINST PANFILE AS HEREIN PROVIDED, AND PANFILE ACKNOWLEDGES AND UNDERSTANDS THAT BY
WAIVING THESE RIGHTS, PANFILE HAS CONSENTED TO ALLOW AERO TO
ENTER A COURT JUDGMENT AGAINST PANFILE AND TO SEIZE PANFILE'S PROPERTY WITHOUT PRIOR NOTICE OR HEARING IN ORDER TO SATISFY THE OBLIGATIONS OWED BY PANFILE TO AERO.

        PANFILE HEREBY KNOWINGLY AND IRREVOCABLY WAIVES TRIAL BY
JURY IN ANY ACTION OR PROCEEDING TO ENFORCE, OR OTHERWISE
INVOLVING, THIS GUARANTY.  PANFILE FURTHER IRREVOCABLY CONSENTS
TO THE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT
SITTING IN OR FOR BUCKS COUNTY, PENNSYLVANIA.

        24. Consent to Jurisdiction. Panfile hereby irrevocably submits to the jurisdiction of the federal and state courts sitting in or for Bucks County, Pennsylvania.

        25. Panfile Represented by Counsel. Panfile has been represented in the signing of this Guaranty, and in the making of all waivers, consents, agreements and covenants herein contained, by independent legal counsel, selected by Panfile. Panfile has had the opportunity to discuss this Guaranty, and all waivers, consents, agreements and covenants herein contained, with such counsel, and Panfile understands the significance and the consequences thereof, and acknowledges the reasonableness of the same.

        26. Cumulative Rights and Remedies. All rights and remedies afforded to Aero by reason of this Guaranty, the Notes and the Asset Purchase Agreement, or by law are separate and cumulative and the exercise of one shall not in any way limit or prejudice the exercise of any other such rights or remedies. No delay or omission by Aero in exercising any such right or remedy shall operate as a waiver thereof. No waiver of any rights and remedies hereunder, and no modification or amendment hereof, shall be deemed made by Aero unless in writing and duly signed by an authorized officer of Aero. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy of Aero and no single or partial exercise of any right or remedy hereunder shall preclude other or further exercise thereof or any other right or remedy.

        27. Miscellaneous Provisions. The following miscellaneous provisions are a part of this Guaranty:

                (a) Amendment. No amendment, modification, consent or waiver of any provision of this Guaranty, and no consent to any departure by Panfile therefrom, shall be effective unless the same shall be in writing signed by Panfile and a duly autho-rized officer of Aero, and then shall be effective only as to the specific instance and for the specific purpose for which given.

                (b) Caption Headings. Caption headings of the sec-tions of this Guaranty are for convenience purposes only and are not to be used to interpret or to define the provisions hereof.


                (c) Gender and Form. In this Guaranty, whenever the context so requires, the reference to any gender applies to all genders, and the singular includes the plural and the plural includes the singular.

                (d) Governing Law. This Guaranty shall be governed and construed in accordance with the substantive law of the Commonwealth of Pennsylvania, including its statutes of limitation but without regard to its rules concerning conflict of laws.

                (e) Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws during the effectiveness of this Guaranty, such provision shall be fully severable; and, this Guaranty shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.
Further, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Guaranty, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

                (f) Successors and Assigns. This Guaranty shall inure to the benefit of, and be enforceable by, Aero and its successors and assigns, and shall be binding on, and enforceable against, Panfile and Panfile's successors and assigns.

PANFILE ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS AND TO HAVING BEEN REPRESENTED BY COUNSEL IN THE REVIEW OF ITS TERMS. IN ADDITION, PANFILE UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE ON PANFILE'S EXECUTION AND DELIVERY OF THIS GUARANTY TO AERO AND THAT THIS GUARANTY WILL CONTINUE UNTIL TERMINATED. NO FORMAL ACCEPTANCE BY AERO IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE.


        IN WITNESS WHEREOF, the undersigned Panfile, intending to be legally bound hereby, has executed this Guaranty as of the date first above written.




Kerry Wilt                  Orlando E. Panfile
Witness                  Orlando E. Panfile